EXHIBIT 10.1

QEST CONSULTING GROUP, INC.

1ST AMENDMENT TO

RETAINER & CONSULTING AGREEMENT

THIS 1ST AMENDMENT TO RETAINER & CONSULTING AGREEMENT (the “Agreement”) is made and entered into by and between Puget Technologies, Inc., a Nevada corporation (“Puget”) subject to reporting requirements with the Securities and Exchange Commission (the “Commission”) pursuant to Sections 13 and 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”); and, Qest Consulting Group, Inc., a Colorado corporation (“Qest”; Puget and Qest being hereinafter collectively referred to as the “Parties” and generically as a “Party”).

PREAMBLE:

Whereas, the Parties entered into a retainer and consulting agreement on or about October 1, 2020, a copy of which was filed with the Securities and Exchange Commission (the “Commission”) on or about October 26, 2020 and is available at https://www.sec.gov/Archives/edgar/data/1540615/000154061520000011/ex101.pdf (the “Original Qest- Puget Agreement”); and

Whereas, in order to forestall any conflict of interests that may arise between the Parties with respect to acquisition candidates presented by Qest to Puget with which Qest also has retainer and consulting or other agreements (generically hereinafter referred to as “Potentially Conflicting Qest Agreements”) and the Parties desire to provide a mechanism to fairly resolve such potential conflicts by providing that in such cases, the agreement with Puget will prevail and that Puget will compensate Qest in the manner hereinafter set forth for relinquishing its rights and terminating its obligations under the Potentially Conflicting Qest Agreements:

NOW, THEREFORE, in consideration of the premises, the sum of ten ($10) dollars, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby amend the Original Qest-Puget Agreement as follows:

WITNESSETH:

ARTICLE ONE: AMENDMENT

1.1	Acquisition by Puget of Qest Clients

A.	Notwithstanding the provisions of Section 1.4(D)(3) of the original engagement and retainer agreement between Qest and Puget as the “Client (the “Original Agreement”) which currently reads as follows: “In the event that Qest or any affiliate thereof arranges for an acquisition by or of the Client [Puget] (regardless of how structured), then Qest shall be entitled to compensation equal to 5% of the total of all compensation paid for such acquisition, in addition to any compensation negotiated and received from the acquired or acquiring entity or its affiliates by Qest or its affiliates, such compensation to be paid concurrently with the first payments made in conjunction with such acquisition”; in the event that Puget enters into an acquisition agreement with any person or entity party to a their own agreements with Qest that raises a potential conflict of interests (a “Potentially Conflicting Qest Agreement”), such agreement will be merged into the Original Agreement, with Puget assuming all obligations related thereto owed by Qest to such person or entity, and, in consideration for the following, Qest will relinquish its right to all compensation thereunder, on and after closing on the acquisition by Puget.

QEST GROUP, INC., Eastern Headquarters, 1200 North Federal Highway, Suite 200; Boca Raton, Florida 33432; 1 561 2108535

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B.	In consideration for the foregoing, Puget has will issue to Qest securities equal to 10% of those issued to the acquired entity.

C.	Thereafter, services rendered for the benefit of the acquired entity will be rendered through the Original Agreement by Puget instead of Qest, as amended hereby.

1.2	Amendments of Section 1.4(A)(1) of the Original Agreement

Section 1.4(A)(1) of the Original Agreement is hereby amended by adding the following: “The Monthly Retainer payable by Puget to Qest will be increased by $2,000 for each subsidiary acquired or formed by Puget during the original term, and, during any renewals of the Original Agreement, the sum will be $1,000 per additional subsidiary per month”.

1.3	Clarification with respect to Section 1.4(B)

Puget and Qest acknowledged that the Incentive Non-Qualified Stock Options granted and to be granted to Qest by Puget have a term of five fiscal years but that the right to receive additional Incentive Non- Qualified Stock Options will terminate upon expiration of the final term of the Original Agreement, at such point as it is no longer renewed by Puget.

1.4	Elimination of Exclusivity Provisions

Notwithstanding anything in the Original Agreement to the contrary, Puget may engage any advisors, consultants or service providers it deems appropriate, the Original Agreement, as amended being deemed non-exclusive.

1.5	Deferral and Accrual of Fees

Section 1.4(G) of the Original Agreement relating to deferral and accrual of fees will be eliminated, effective as of the closing on a currently pending limited offering of shares of Puget’s Class B Convertible Preferred Stock in reliance on Rule 506(b) of Commission Regulation D, and Puget will immediately pay to Qest all heretofore accrued fees and debts from proceeds of such limited offering.

1.5	Conflicts of Interest

The Parties acknowledge that in order to forestall any conflict of interests that may arise because of interlocking directorates and shared officers, Puget hereby agrees to use its best efforts to promptly recruit, elect and or retain qualified personnel to replace Qest’s officers and directors as officers and directors of Puget, and that Messrs. Hermann Burckhardt and Thomas Jaspers, currently officers and directors of both Qest and Puget, have requested that their resignations become effective upon election or retention of their replacements as Puget officers and directors; thereafter continuing to make their services available to Puget through the Original Agreement, as amended hereby.

ARTICLE TWO: SURVIVAL OF NON-AMENDED PROVISIONS

Except as specifically amended hereby, all provisions of the Original Agreement will survive and remain in full force and effect.

Qest Retainer & Consulting Agreement, Initials: Client: KF Qest HB

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IN WITNESS WHEREOF, the Parties have executed this Agreement, effective as of the last date set forth below.

Signed, Sealed & Delivered
In Our Presence
QEST CONSULTING GROUP, INC.

{Corporate Seal}
		By:	/s/ Hermann Burckhardt
Hermann Burckhardt, President
Dated: November 5, 2021

		Attest:	/s/ Thomas Jaspers
Thomas Jaspers, Secretary

PUGET TECHNOLOGIES, INC.

{Corporate Seal}
		By:	/s/ Karen Lynn Fordham
Karen Lynn Fordham, President
Dated: November 5, 2021
		Attest:	/s/ CARLOS H ARCE
Carlos Arce, Secretary

Qest Retainer & Consulting Agreement, Initials: Client: KF Qest HB